Exhibit 10.2

                         SKYRIDER ENERGY, LLC AGREEMENT

     THIS SKYRIDER ENERGY, LLC AGREEMENT ("LLC Agreement") is made and entered into effective 11th day of August, 2005, between Generon IGS, Inc., a Delaware corporation ("Generon"), and Superior Energy LLC, ("Superior")


                               BACKGROUND RECITALS

         1. Generon and Superior desire to enter into a written agreement setting forth all the terms and agreements between them respecting the operation, management, control, and ownership of International Superior Energy.


                                    ARTICLE I
                     FORMATION OF LIMITED LIABILITY COMPANY

                  1.1 DEFINED TERMS. In addition to capitalized terms used in this LLC Agreement and otherwise defined herein, the definitions set forth in
Article XVI hereof shall be applicable throughout this LLC Agreement.

                  1.2 FORMATION. A Certificate of Formation for International Superior Energy, LLC was filed in the Office of the Secretary of State of the State of Delaware on February 20, 2001 forming a limited liability company under the Delaware Limited Liability Company Act, as amended (the "Act"). This LLC Agreement sets forth the agreement among the initial Members of the Company. In the event of a conflict between any provision of this LLC Agreement and the Act, the provision of this LLC Agreement shall control to the fullest extent permitted under the Act. The Members intend that the Company shall be taxed as a partnership. Promptly following the execution hereof, the Members shall execute or cause to be executed all necessary certificates and documents, and shall make all such filings and recordings, and shall do all other acts as may be necessary or appropriate from time to time to comply with all requirements for the formation, continued existence, and/or operation of a limited liability company under the Act.

                  1.3 NAME. The name of the Company shall be International Superior Energy, LLC or such other name as the Members may unanimously determine from time to time.

                  1.4 PRINCIPAL OFFICE. The principal office of the Company shall initially be at 800 Bering Drive, Suite 100, Houston, TX 77057 or at such other location as determined by the Manager of the Company. The Company may have such other offices, within or without the State of Delaware, as the Members may

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designate or as the business of the Company may from time to time require.

                  1.5 REGISTERED OFFICE. The Company shall have and maintain in the State of Delaware a registered office, which may but need not be a place of business in the State of Delaware, and a registered agent for service of process on the Company. The address of the initial registered office of the Company in the State of Delaware shall be 25 Greystone Manor, Lewes, Delaware 19958. The name of the registered agent at such address is Harvard Business Services, Inc.. The registered office and registered agent may be changed from time to time by action of the Members, in accordance with the terms and conditions of the Act. The Company's registered agent for service of process may be either an individual resident of the State of Delaware whose business office is identical with the Company's registered office, or a domestic corporation, limited partnership or limited liability company or business trust, or a foreign corporation, limited partnership or limited liability company authorized to do business in the State of Delaware having a business, office identical with such registered office, which is generally open during normal business hours to accept service of process and otherwise perform the functions of a registered agent, or the Company itself.

                  1.6 TERM. The Company was formed on February, 20, 2001 the date of the filing of a Certificate of Formation in the Office of the Secretary of State of the State of Delaware, and, unless earlier terminated or dissolved pursuant to this LLC Agreement, the Company shall continue until December 31, 2099 (the "Term").

                  1.7 TAX MATTERS PARTNER. Superior shall together be the initial tax matters manager of the Company, unless and until the Manager of the Company designates another Member to be the Tax Matters Manager.


                                   ARTICLE II
                                     PURPOSE

                  2.1      PURPOSE.  The Company organized to

                    (a) workover, redevelop and operate existing oil and natural gas wells using proprietary technologies each party shall make available to the LLC and in such activities as may from time to time by added thereto or deleted therefrom, by unanimous agreement of the Members as set forth on Schedule 2.1(a) hereto (modifications to such Schedule 2.1(a) to be noted thereon, dated and effective only when executed by all Members) (the "Core Business");

                    (b) any and all  activities  necessary or  incidental to the
foregoing   purposes,   but  not  including   manufacturing   (the   "Incidental
Activities").

                  2.2 POWERS. The Company shall possess and may exercise all the

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powers  and  privileges  granted by the Act,  by any other law,  and by this LLC
Agreement, together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business, purposes or activities of the Company permitted under Section 2.1. Anything herein or otherwise to the contrary notwithstanding, the Company shall not have the power to, and shall not, sublicense or otherwise alienate or transfer any interest in the patents, technology, products or methods licensed to the Company by Generon pursuant to the License Agreement of even date herewith, except that: (a) the Company may afford its customers the right to use the products sold or rented by the Company in their intended fashion, and (b) the Company shall be permitted to grant the license referred to in Section 13.5.


                                   ARTICLE III
                     NAMES, ADDRESSES, PERCENTAGE INTERESTS,
                      AND DISTRIBUTION INTERESTS OF MEMBERS

                  3.1 NAMES, ADDRESSES, PERCENTAGE INTERESTS AND DISTRIBUTION INTERESTS. The names, addresses, Percentage Interests and Distribution Interests of the Members are as set forth in Exhibit A. In the event of a change in Members, a Member's name, address, Percentage Interest or Distribution Interest, the Manager shall cause a revised Exhibit A to be attached to an original copy of this LLC Agreement maintained with the books and records of the Company.


                                   ARTICLE IV
                      MANAGEMENT RIGHTS, POWERS, AND DUTIES

                  4.1      MANAGEMENT OF THE COMPANY.

                    (a) Except as otherwise agreed by the Members, the Manager shall serve without compensation from the Company. The Manager shall be entitled to reimbursement from the Company for reasonable and necessary expenses actually incurred in connection with the business of the LLC.

                    (b Superior Energy, LLC shall be the Manager of the Company until, such time as it resigns or is removed by unanimous consent of the Members.

                  4.2      LIMITATION OF PERSONAL LIABILITY.

                    (a) To the fullest extent permitted by the laws of the State of Delaware, as such may be amended from time to time, with respect to the elimination or limitation of the personal liability of members, employees or agents of limited liability companies. Manager and employees of the Company shall not be personally liable for monetary damages for any action taken, or any failure to take any action, in their respective capacities, unless:

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               (i)  the person's performance or non-performance of the duties of his or her office or employment is not in accordance with the standard of conduct set forth in the applicable statute, if any; and

               (ii) the breach or failure to perform  constitutes  self-dealing, willful misconduct or recklessness.

                    (b) The foregoing provisions of this Section 4.2 shall not apply to:

               (i)  responsibility   or  liability   pursuant  to  any  criminal
                    statute; or

               (ii) liability for the payment of taxes pursuant to local,  state or federal law.

                  4.3      SCOPE OF INDEMNIFICATION.

                    (a) Definitions. For purposes of this Article:

               (i) "indemnified capacity" any and all past, present and future service by an representative in one or more capacities as Manager, officer, employee or agent of the Company, or, at the request of the Company, as a director, officer, employee, agent, fiduciary or trustee of any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other entity or enterprise;

               (ii) "indemnified  representative"  means any and all officers of the Manager and officers of the Company and any other person designated as an indemnified representative (which may, but need not, include any person serving at the request of the Company, as a director, officer, employee, agent, fiduciary or trustee of any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other entity or enterprise);

               (iii)"liability"  means  any  damage,  judgment,  amount  paid in settlement, fine, penalty, punitive damages, excise tax assessed with respect to an employee benefit plan, or cost or expense of any nature (including, without limitation, attorneys' fees and disbursements); and

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               (iv) "proceeding"  means any  threatened,  pending  or  completed action, suit, appeal or other proceeding of any nature, whether civil, criminal, administrative or investigative, whether formal or informal, and whether brought by or in the right of the Company, its members or otherwise.

                    (b) GENERAL RULE. The Company shall indemnify an indemnified representative against any liability incurred in connection with any proceeding in which the indemnified representative may be involved as a party or otherwise by reason of the fact that such person is or was serving in an indemnified capacity, including, without limitation, liabilities resulting from any actual or alleged breach or neglect of duty, error, misstatement or misleading statement, negligence, gross negligence or act giving rise to strict or products liability, except:

               (i)  where  such   indemnification  is  expressly  prohibited  by
                    applicable Delaware law;

               (ii) where the conduct of the indemnified representative has been finally determined pursuant to Section 4.8 or otherwise;

                    (A)  to constitute willful misconduct or recklessness; or

                    (B) to be based upon or attributable solely to the receipt by the indemnified representative from the Company of a personal benefit to which the indemnified representative is not legally entitled; or

               (iii)to  the  extent  such   indemnification   has  been  finally
                    determined in a final adjudication pursuant to Section 4.8 to be otherwise unlawful.

                    (c) PARTIAL PAYMENT. If an indemnified representative is entitled to indemnification in respect of a portion, but not all, of any liabilities to which such person may be subject, the Company shall indemnify such indemnified representative to the maximum extent for such portion of the liabilities.

                    (d) Presumption. The termination of a proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the indemnified representative is not entitled to indemnification.

                  4.4 PROCEEDINGS INITIATED BY INDEMNIFIED REPRESENTATIVE. Notwithstanding any other provision of this LLC Agreement, the Company shall not indemnify an indemnified representative for any liability incurred in a proceeding initiated (which shall not be deemed to include counterclaims or

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affirmative  defenses) or  participated  in as an intervenor or amicus curiae by the person seeking indemnification unless such initiation of or participation in the proceeding is authorized, either before or after its commencement, by the affirmative vote of a majority of the members of the Manager. This section does not apply to reimbursement of expenses incurred in successfully prosecuting or defending an arbitration under Section 4.8 or otherwise successfully prosecuting or defending the rights of an indemnified representative granted by or pursuant hereto.

                  4.5  ADVANCING  EXPENSES.  The Company  shall pay the expenses
(including attorneys' fees and disbursements) incurred in good faith by an indemnified representative in advance of the final disposition of a proceeding described in Section 4.3 or the initiation of or participation in which is authorized pursuant to Section 4.4 upon receipt of an undertaking by or on behalf of the indemnified representative to repay the amount if it is ultimately determined pursuant to Section 4.8 that such person is not entitled to be indemnified by the Company. The financial ability of an indemnified representative to repay an advance shall not be a requisite to the making of such advance.

                  4.6 SECURING OF INDEMNIFICATION OBLIGATIONS. To further effect, satisfy or secure the indemnification obligation provided herein or otherwise, the Company may maintain insurance, obtain a letter of credit, act as self-insurer, create a reserve, trust, escrow, cash collateral or other fund or account, enter into indemnification agreements, pledge or grant a security interest in any assets or properties of the Company, or use any other mechanism or arrangement whatsoever in such amounts, at such costs, and upon such other terms and conditions as the Manager shall deem appropriate. Absent fraud, the determination of the Manager with respect to such amounts, costs, terms and conditions shall be conclusive a against all Members, officers and directors and shall not be subject to voidability.

                  4.7 PAYMENT OF INDEMNIFICATION. An indemnified representative shall be entitled to indemnification within thirty (39) days after a written request for indemnification has been delivered to the President.

                  4.8      ARBITRATION.

                    (a) GENERAL RULE. Any dispute related to the right to indemnification, contribution or advancement of expenses as provided under this LLC Agreement, except with respect to indemnification for liabilities arising under the Securities Act of 1933 that the Company has undertaken to submit to a court for adjudication, shall be decided only by arbitration in the metropolitan area in which the principal place of business of the Company is located at the time, in accordance with the commercial arbitration rules then in effect of the American Arbitration Association, before a panel of three (3) arbitrators, one of whom shall be selected by the Company, the second of whom shall be selected by the indemnified representative and the third of whom shall be selected by the other two arbitrators. In the absence of the American Arbitration Association, or if for any reason arbitration under the arbitration rules of the American

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Arbitration Association cannot be initiated,  and if one of the parties fails or refuses to select an arbitrator or the arbitrators selected by the Company and the indemnified representative cannot agree on the selection of the third arbitrator within thirty (30) days after such time as the Company and the indemnified representative have each been notified of the selection of the other's arbitrator, the necessary arbitrator or arbitrators shall be selected by the presiding judge of the federal court of general jurisdiction in such metropolitan area.

                    (b) QUALIFICATION OF ARBITRATORS. Each arbitrator selected as provided herein is required to be or have been a director or executive officer of a corporation whose shares of common stock were listed during at least one year of such service on the New York Stock Exchange or the American Stock Exchange or quoted on the National Association of Securities Dealers Automated Quotations System.

                    (c) BURDEN OF PROOF. The party or parties challenging the right of an indemnified representative to the indemnity benefits of this LLC Agreement shall have the burden of proof.

                    (d) EXPENSES. The Company shall reimburse an indemnified representative for the expenses (including attorneys' fees and disbursements) incurred in successfully prosecuting or defending such arbitration.

                    (e) EFFECT. Any award entered by the arbitrators shall be final, binding and nonappealable and judgment may be entered thereon by any party in accordance with applicable law in any court of competent jurisdiction, except that the Company shall be entitled to interpose as a defense in any such judicial enforcement proceeding any prior final judicial determination adverse to the indemnified representative under Section 4.3 (b)(ii) in a proceeding not directly involving indemnification hereunder. This arbitration provision shall be specifically enforceable.

                  4.9 CONTRIBUTION. If the indemnification provided for herein or otherwise is unavailable for any reason in respect of any liability or portion thereof, the Company shall contribute to the liabilities to which the indemnified representative may be subject in such proportion as is appropriate to reflect the intent of this LLC Agreement.

                  4.10 MANDATORY INDEMNIFICATION. To the extent that an indemnified representative has been successful on the merits or otherwise in defense of any proceeding or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees and disbursements) actually and reasonably incurred by such person in connection therewith.

                  4.11 CONTRACT RIGHTS: AMENDMENT OR REPEAL. All rights under Sections 4.2 through 4.13 shall be deemed a contract between the Company and the indemnified representative pursuant to which the Company and each indemnified

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representative intend to be legally bound. Any repeal, amendment or modification hereof shall be prospective only and shall not affect any rights or obligations then existing,,,

                  4.12 RIGHTS NOT EXCLUSIVE. The rights granted herein shall not be deemed exclusive of any other rights to which those seeking indemnification, contribution or advancement of expenses may be entitled under any statute, agreement, vote of Members Members of the Management or otherwise, both as to action in an indemnified representative capacity and as to action in any other capacity. The indemnification, contribution and advancement of expenses provided by or granted pursuant hereto shall continue as to a person who has ceased to be an indemnified representative in respect of matters arising prior to such time, and shall inure to the benefit of the heirs, executors, administrators and personal representatives of indemnified representatives.

                  4.13 RELIANCE ON PROVISIONS. Each person who shall act as an indemnified representative of the Company shall be deemed to be doing so in reliance upon the rights of indemnification, contribution and advancement of expenses provided herein.

                                    ARTICLE V
                        RIGHTS AND OBLIGATIONS OF MEMBERS

                  5.1 LIMITATION OF LIABILITY. Each Member's liability shall be limited as set forth in this LLC Agreement, the Act, and other applicable law. Except as otherwise provided in the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member of the Company shall be liable or obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member of the Company.

                  5.2 COMPANY DEBT LIABILITY. A Member will not be personally liable for any debts or losses of the Company beyond the Member's respective Capital Contributions and any unpaid obligation of the Member under Section 7.2 below to make additional Capital Contributions.

                  5.3 LIST OF MEMBERS. Upon written request of any Member, the Manager shall provide a list showing the names and addresses of all Members.

                  5.4 COMPANY BOOKS. Upon reasonable request, each Member shall have the right, during ordinary business hours, to inspect the books and records of the Company at such Member's own expense.

                  5.5 PRIORITY AND RETURN OF CAPITAL. Except as may be expressly provided in this LLC Agreement, no Member shall have priority over any other Member, either for the return of Capital Contributions or for Profits, Losses, or distributions; provided that this Section shall not apply to loans (as distinguished from Capital Contributions) which a Member has made, with the approval of the Members Management Committee, to the Company.

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                                   ARTICLE VI
                        MEETINGS OF AND VOTING BY MEMBERS

                  6.1 MEETINGS OF AND VOTING BY MEMBERS.

                  1. The company is to have at least four member meetings per year scheduled at the end of each quarter. The agenda and meeting logistics is to be provided at least one week prior. The meeting is to be held in the Houston vicinity. All Members presence is required for the meeting to be held. If after proper notice one of the Member can not attend than the meeting will be rescheduled one time only. Official meeting minutes must be published within 3 working days of the meetings.

                    (a) A meeting of the Members may be called at any time by written request of one or more Members of the Company. Meetings of Members shall be held at the Company's principal place of business or at any other place reasonably convenient to all Members designated by the Member calling the meeting. Not less than ten (10) nor more than ninety (90) days before each meeting, the Member calling the meeting shall give written notice of the meeting to each Member entitled to vote at the meeting. The notice shall state the time, place, and purpose of the meeting. Notwithstanding the foregoing provisions, each Member who is entitled to notice waives notice if before or after the meeting the Member signs a waiver, which is filed with the records of Members' meetings, or is present at the meeting in person or by proxy. Unless this LLC Agreement specifically provides otherwise, at a meeting of Members, the presence in person or by proxy of Members holding not less than eighty percent (90%) of the Percentage Interests then held by Members constitutes a quorum and a meeting shall not be convened and no action shall be taken unless a quorum is present. A Member may vote either in person or by written proxy signed by the Member or by the Member's duly authorized attorney-in-fact. Voting in respect of any matter presented for action of the Members shall be in accordance with Members' respective Percentage Interests.

                    (b) Except as otherwise provided in this LLC Agreement, the affirmative vote of Members holding eighty percent (90%) or more of the Percentage Interests then held by all Members shall be required to approve any matter coming before the Members.

                  2. The following items require 90% of the members agreement prior to any actions by the board:

                    a.   Change in ownership structure of the company.

                    b.   Change in allocation of operating costs.

                    c.   Change  in  operating   objectives   (as  described  in
                         attachment I).
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                    d.   Selling of Company Assets

                    e.   Starting of a new Development Project.

                    f.   Change in the ownership structure of the company

                    g. Entering into loans (external or from Members) (except of the Manager may call for additional capital, contributions, pro rata from Members, and if any Member fails to contribute within 7 days, the other Members contributing may loan the money as a priority loan due in full in 90 days.

                    (c) In lieu of holding a meeting, the Members may vote or otherwise take action by a written instrument indicating the unanimous consent of the Members approving such action.

                    (d) Wherever the Act requires unanimous consent to approve or take any action, that consent shall be given in writing and, in all cases, shall mean the consent of Members holding one hundred percent (100%) of the Percentage Interests held by all Members.


                                   ARTICLE VII
                CONTRIBUTIONS TO THE COMPANY AND CAPITAL ACCOUNTS

                  7.1      MEMBERS' CAPITAL CONTRIBUTIONS.

                    1. Cost to drill or work over wells through casing, set up cost of the corporation, engineering expense, etc to be paid by Superior.

                    2. Generon IGS agrees to provide as its  contribution  at no cost to Company the Nitrogen System including Feed Air Compression and Portable Generator for up to 1500 scfm at a discharge pressure of at least 300 psig. Generon IGS will assist in the initial set up of the unit including interconnecting hoses. If long field run piping is required this will be the responsibility of Superior. The supplied compressor and generator will be diesel powered. The agreed equipment will be supplied for up to thirty days for trials or if the results are positive (revenues exceed expenses by an agreed amount) the equipment will provided so long as necessary to maintain positive cash flow production.

                    3. Superior will be responsible for all operating cost with the exception of the power costs (diesel or possibly electric). Power costs will be shared based upon the percent ownership.

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                    4. This venture  will be based on the proposal  submitted by
Superior Energy - Attachment I. The land leases proposed must be supplied as presented in the attachment I or if a change has occurred must be presented to the Members for approval

                    (a)  Each   Member   shall  be  deemed  to  have  made  such
contribution to the capital of the Company as is set forth in Exhibit A as such Member's Capital Account.

                  7.2 ADDITIONAL CONTRIBUTIONS. The Members shall make, from time to time, such additional Capital Contributions as unanimously determined by the Members. Any such additional Capital Contribution shall be made within ten
(10) days of the written approval thereof by the Members. None of the terms, covenants, obligations or rights contained in this Section 7.2 is or shall be deemed to be for the benefit of any Person other than the Company, and no such third Person shall under any circumstances have any right to compel any actions or payments by the Members or additional Capital Contributions.

                  7.3      CAPITAL ACCOUNTS.

                    (a) A separate Capital Account will be maintained for each Member. Exhibit A sets forth, as at the date hereof, the Capital Account balances of the Members.

                    (b) Upon liquidation of the Company (or any Member's Membership Interest), liquidating distributions will be made in accordance with the positive Capital Account balances of the Members, as determined after taking into account all Capital Account adjustments for the Company's taxable year during which the liquidation occurs. The Company may offset damages for breach of this LLC Agreement by a Member whose interest is liquidated (either upon the withdrawal of the Member or the liquidation of the Company) against the amount otherwise distributable to the Member.

                    (c) Except as otherwise required in the Act (and subject to Sections 7.1 and 7.2 above), no Member shall have any liability to restore all or any portion of a deficit balance in such Member's Capital Account.

                  7.4 WITHDRAWAL OR REDUCTION OF MEMBERS' CONTRIBUTIONS TO CAPITAL. Except as otherwise provided in this LLC Agreement, no Member shall be entitled to a return of such member's Capital Contributions.

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                                  ARTICLE VIII
                        ALLOCATION OF PROFITS AND LOSSES

                  8.1 PROFITS. After giving effect to any special allocations set forth in Exhibit A, Profits for each Fiscal Year (or portion thereof) shall be allocated to the Members in proportion to their Distribution Interests.

                  8.2 LOSSES. After giving effect to any special allocations set forth in Exhibit A, Losses for each Fiscal Year (or portion thereof) shall be allocated to the Members in proportion to their Distribution Interests.


                                   ARTICLE IX
                                  DISTRIBUTIONS


                  9.1 NET CASH FLOW. Except as otherwise provided in this LLC Agreement, Net Cash Flow, if any, shall be allocated among the Members in proportion to their Distribution Interests and distributed quarterly, payable on the 45th, day following the end of each calendar quarter, commencing with the period beginning on the effective date of this LLC Agreement and ending December 31,1998.

                  9.2 AMOUNTS OF TAX PAID OR WITHHELD. All amounts paid or withheld pursuant to the IRC or any provision of any state or local tax law with respect to any Member shall be treated as amounts distributed to the Member pursuant to this Article IX for all purposes under this LLC Agreement.

                                    ARTICLE X
                        AFFIRMATIVE COVENANTS OF MEMBERS

                  10.1 NON-COMPETITION AGREEMENT. Upon the execution and delivery of this LLC Agreement, the Members and of their Affiliates hereby agree that they will not compete or seek to compete in any way to acquire further interest in for the exact mineral prospects under contract by Superior described as follows:

Being a total of 106 acres situated in the N.M.L. Anderson Survey (A-24) of Navarro County, Texas. TRACT ONE, as follows: being a total of 50 acres situated in the N.M.L. Anderson Survey (A-24) of Navarro County, Texas. TRACT TWO: being a total of 56 acres situated in the N.M.L. Anderson Survey (A-24) of Navarro County, Texas. The lessor is Jill A. (Benton) Guidry whose address is 6604 Lancaster Drive, Orange County, Texas 77632.

All that certain lot, tract or parcel of land being 81.92 acres of land, out of the D.D. Anderson Survey, in Navarro County, State of Texas. The lessor is Kenneth and Debra Craig, PO Box 235, Wortham Texas 76693.

                  10.2 MEMBERS FREE TO ACT. Except as otherwise expressly provided in the Non-Competition Agreement referred to in Section 10. 1 above, nothing in this LLC Agreement or otherwise shall be deemed to restrict in any way the rights of any Member, or of any Affiliate of any Member, to conduct any business or activity whatsoever, and the Members shall not be accountable to the Company or to any other Member with respect to such other business or activity. There shall be no obligation on the part of the Members to offer to the Company business or other opportunities outside the scope of the Company's Core Business. Generon's obligation respecting business or opportunities within the scope of the Company's Core Business shall be governed solely by the Non-Competition Agreement. The formation of the Company shall be without prejudice to the Members' respective rights (or the rights of their respective Affiliates) to maintain, expand, or diversify such other interests and activities and to receive and enjoy profits or compensation therefrom. Each Member waives any rights the Member might otherwise have to share or participate in such other interest or activities of any other Member or the Member's Affiliates.

                  10.3 MEMBERS FREE TO DEAL WITH COMPANY. Subject to the approval of the Members Management Committee, any Member may lend money to, borrow money from, act as a surety, guarantor or endorser for, guarantee or assume one or more obligations of, provide collateral for, and transact other business with the Company, and each Member shall have the same rights and obligations with respect to any such matter as a Person that is not a Member.


                                   ARTICLE XI
              BOOKS AND RECORDS, FISCAL YEAR, METHOD OF ACCOUNTING,
        TAX INFORMATION, ANNUAL REPORTS, AUDITS, AND TAX ELECTION REPORTS


                  11. 1 BOOKS AND RECORDS, FISCAL YEAR AND METHOD OF ACCOUNTING. The Company shall maintain at its principal place of business separate books of account for the Company which shall show a true and accurate record of all costs and expenses incurred, all charges made, all credits made and received, and all income derived in connection with the conduct of the Company and the operation of its business, in accordance with generally accepted accounting principals consistently applied, and, to the extent inconsistent therewith, in accordance with this LLC Agreement. Except as otherwise required by the IRC, the Fiscal Year of the Company shall be the calendar year and the books of the Company shall be kept in accordance with the accrual method of accounting. Monthly financials will be provided summarizing expenses, revenues, capital expenditures, etc.

                  11.2 TAX INFORMATION. Within ninety (90) days after the end of each Fiscal Year, the Manager shall supply to each Member all information necessary and appropriate to be included in each Member's income tax returns for that year.

                  11.3 REPORTS.

                    (a) Within ninety (90) days after the end of each Fiscal Year, the Manager shall cause to be prepared, and each Member furnished with, audited financial statements prepared in accordance with GAAP, including the following:

                    (ii) A balance sheet of the Company as of the last day of such Fiscal Year;

                    (ii) A statement of income or loss for the Company for such Fiscal Year; and

                    (iii) A statement of the Members' Capital Accounts and changes thereto for such Fiscal Year.

                    (b) Within forty-five (45) days after the end of each fiscal quarter and ten (10) days after the end of each calendar month, the Manager shall cause to be prepared, and each Member furnished with, the following:

                    (i) A balance sheet of the Company as of the last day of such quarter or month, as appropriate, together with the prior
                                        year's   figures   for  the   comparable
                                        period;

                    (ii) A statement of income or loss for the Company for such quarter or month, as appropriate, together with the prior
                                        year's   figures   for  the   comparable
                                        period; and

                    (iii) A statement of the Members' Capital Accounts and charges thereto for such quarter or month, as appropriate, together with the prior year's figures for the comparable period.

                  11.4 OTHER INFORMATION. Each Member shall have the right, subject to any reasonable standards imposed by agreement of the Members, to obtain from the Company such other information as described in the Act, upon written demand stating the purpose for such demand. The Company is authorized to maintain its records in other than a written form, if such form is capable of conversion into written form within a reasonable time.

                  11.5 TAX AUDITS/SPECIAL ASSESSMENTS. If the federal tax return of the Company (or an individual Member with respect to an item or items of Company income, loss, or deduction potentially affecting the tax liability of the Members generally) is subject to an audit by the Internal Revenue Service, the Manager may, in the exercise of its business judgment, determine that it is necessary to contest proposed adjustments to such return or items. If such a determination is made, the costs and expenses of the contest of the proposed adjustments shall be paid by the Company.

                  11.6 TAX ELECTIONS. The Company will elect to amortize organizational costs. In the event of the transfer by sale or exchange of a Member's Membership Interest, or in the event of the distribution of property, the Company may file an election, in accordance with the applicable Treasury Regulations, to cause the basis of the Company's property to be adjusted for federal income tax purposes as provided by IRC ss.734, IRC ss.743, and IRC ss.754. The determination whether to make and file any such election shall be made by the Manager in its sole discretion.


                                   ARTICLE XII
                               ADDITIONAL MEMBERS

                  12.1 ADMISSION TO MEMBERSHIP. After the date of formation of the Company, any Person acceptable to the Members () may become a Member of the Company, upon the issuance by the Company of a Membership Interest for such consideration as the Members shall determine, subject to the terms and conditions of this LLC Agreement. A new Member shall be allocated such Percentage Interest and Distribution Interest as the Members shall determine, which Percentage Interest and Distribution Interest shall be subtracted from the Percentage Interests and Distribution Interests of existing Members, as they may agree in writing. A new Member shall execute, acknowledge and deliver to the existing Members such representations and documents, and perform such other acts as the existing Members deem necessary or desirable to:

                    (a) Confirm that the Person to be admitted as a Member has accepted, assumed and agreed to be subject and bound by all the terms, obligations and conditions of this LLC Agreement as the same may have been further amended; and

                    (b) Assure compliance with the Act and any other applicable state and federal laws, including securities laws and regulations.

                  12.2 FINANCIAL ADJUSTMENTS. No new Member shall be entitled to any retroactive allocation of losses, income, or expense deductions incurred by the Company. The Manager may, at its option, at the time a Member is admitted, close the Company books (as though the Company's tax year had ended) or make pro rata allocations of loss, income, and expense deductions to a new Member for that portion of the Company's tax year in which a Member was admitted in accordance with the provisions of IRC ss.706(d) and the Treasury Regulations promulgated thereunder.

                                  ARTICLE XIII
                           DISSOLUTION AND TERMINATION

                  13.1 DISSOLUTION.

                    (a) The Company shall be dissolved upon the occurrence of any of the following events:

                    (i) When the period fixed for the duration of the Company shall expire pursuant to
                                        Section 1.6 above; or

                    (ii)                By  the  affirmative   vote  of  Members
                                        holding more than ninty percent (90%) of the Percentage Interests.

                  13.2 EFFECT OF FILING OF CERTIFICATE OF CANCELLATION. Upon dissolution, the Company shall cease to carry on its business, except insofar as may be necessary for the winding up of its business.

                  13.3 WINDING UP, LIQUIDATION, AND DISTRIBUTION OF ASSETS. The Manager shall immediately proceed to wind up the affairs of the Company. If the Company is dissolved and its affairs are to be wound up, the Manager shall:

                  (a) Sell or otherwise liquidate all of the Company's assets as promptly as practicable (except to the extent the Manager may determine to distribute any assets to the Members in kind);

                  (b) Allocate any Profit or Loss resulting from such sales to the Members' Capital Accounts in accordance with Article VIII above;

                  (c) Discharge all liabilities of the Company, including liabilities to Members who are creditors, to the extent otherwise permitted by law, other than liabilities to Members for distributions, and establish such reserves as may be reasonably necessary to provide for contingencies or liabilities of the Company (for purposes of determining the Capital Accounts of the Members, the amounts of such reserves shall be deemed to be an expense of the Company);

                  (d) Distribute the remaining assets in the following order:

                  (i) If any assets of the Company are to be distributed in kind, the net fair market value of those assets as of the date of dissolution shall be determined by the Manager. Those assets shall be deemed to have been sold as of the date of dissolution for their fair market value, and the Capital Accounts of the Members shall be adjusted pursuant to this LLC Agreement to reflect such deemed sale.


                  (ii) The positive balance (if any) of each Member's Capital Account (as determined after taking into account all Capital Account adjustments for the Company's taxable year during which the liquidation occurs) shall be distributed to the Members in accordance with Section 7.3(b) above, either in cash or in kind, as determined by the Manager Management with any assets distributed in kind being valued for this purpose at their fair market value. Any such distributions to the Members in respect of their Capital Accounts shall be made in accordance with the time requirements set forth in Treasury Regulations ss.1.7041(b)(2)(ii)(b)(2).

                  (e) Notwithstanding anything to the contrary in this LLC Agreement, upon a liquidation within the meaning of Treasury Regulations ss. 1.704-1(b)(2)(ii)(g), if any Member has a Deficit Capital Account (after giving effect to all contributions, distributions, allocations, and other Capital Account adjustments for all taxable years, including the year during which such liquidation occurs), the Member shall have no obligation to make any Capital Contribution, and the negative balance of the Member's Capital Account shall not be considered a debt owed by the Member to the Company or to any other Person for any purpose whatsoever.

                  (f) Upon completion of the winding up, liquidation, and distribution of the assets, the Company shall be deemed terminated.

                  (g)  The  Manager  shall  comply  with  the   requirements  of
applicable law pertaining to the winding up of the affairs of the Company and the final distribution of its assets.

                  13.4 Certificate of Cancellation. When all debts, liabilities, and obligations have been paid and discharged or adequate provisions have been made therefor and all of the remaining property and assets have been distributed to the Members, a certificate of cancellation shall be filed in the Office of the Secretary of State of the State of Delaware in accordance with the Act.

                  13.5 RETURN OF CONTRIBUTION NONRECOURSE TO OTHER MEMBERS. Except as provided by law or as expressly provided in this LLC Agreement, upon dissolution, each Member shall look solely to the assets of the Company for the return of such Member's Capital Contribution. If the Company property remaining after the payment or discharge of the debts and liabilities of the Company is insufficient to return the Capital Contributions of one or more Members, no Member shall have recourse against any other Member.

                                   ARTICLE XIV
                                   DEFINITIONS

                  14.1 DEFINITIONS. The following capitalized terms used in this LLC Agreement shall the following meanings:

                  (a) "Affiliate" shall mean, with respect to any Person, a Person that directly, or through one or more intermediaries, controls, is controlled by, or is under common control with such first Person, where "control" means the power to direct the management or policies of such Person; provided that the Company shall not be deemed to be an Affiliate of either Member or any of their respective Affiliates.

                  (b) "Capital Account" shall mean, with respect to any Member, the Account maintained for such Member in accordance with the following provisions:

                  (i) To each Member's Capital Account there shall be credited such Member's Capital Contributions, such Member's distributive share of Profits and any items in the nature of income or gain which are specially allocated to such Member, and the amount of any Company liabilities assumed by such Member or which are secured by any property distributed to such Member.

                  (ii) To each Member's Capital Account there shall be debited the amount of cash and the Gross Asset Value of any property distributed to such Member pursuant to any provision of this LLC Agreement, such Member's distributive share of Losses and any items in the nature of expenses or losses which are specially allocated to such Member pursuant to Section 17.1 or Section 17.2 hereof and the amount of any liabilities of such Member assumed by the Company or which are secured by any property contributed by such Member to the Company.

                  (iii) In the event of a transfer of all or a portion of a Membership Interest in the Company in accordance with the terms of this LLC Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Membership Interest.

                  (iv) In determining the amount of liability for purposes of Sections 14.1(b)(ii) and 14.1(b)(iii) above, there shall be taken into account IRC ss.752(c) and any other applicable provisions of the IRC and Treasury Regulations.

The foregoing provisions and the other provisions of this LLC Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulation ss. 1.704-1 (b), and shall be interpreted and applied in a manner consistent with such Treasury Regulation.

                  (d) "Capital Contribution" shall mean, with respect to any Member, the amount of money and the initial Gross Asset Value of any property (other than money) contributed to the Company with respect to the interest in the Company held by such Member. "Initial Capital Contribution" shall mean the initial contribution to the capital of the Company pursuant to this LLC Agreement.

                  (e) "Company" shall mean the limited liability company formed hereby as defined in Section 1.2.

                  (f) "Company Minimum Gain" shall mean the minimum gain for the Company as computed in accordance withss.1. 704-2(b )(2) andss.1. 704-2( d) of the Treasury Regulations.

                  (g) "Deficit Capital Account" shall mean with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

                  (i) Credit to such Capital Account any amount which such Member is obligated to restore under Treasury Regulations ss.1.704-1(b) (2)
                                    (ii) (c), as well as any addition thereto pursuant to the next to last sentence of Treasury Regulations ss.ss. 1. 704-2(g)(1) and (i)(5);

                  (ii)              Debit  to such  Capital  Account  the  items
                                    described             in            Treasury
                                    Regulationsss.ss.1.704-1   (b)(2)(ii)(d)(4),
                                    (5) and (6); and

                  (iii) This definition of Deficit Capital Account is intended to comply with the provisions of Treasury Regulations ss. ss. 1.7041
                                    (b)(2)(ii)(d)  and  1.704-2,  and  shall  be
                                    interpreted    consistently    with    those
                                    provisions.

                  (h) "Depreciation" shall mean, for each Fiscal Year or other period, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to, an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Manager.

                  (i) "Distribution Interest" shall mean, with respect to any Member, the Distribution Interest set forth opposite such Member's name on Exhibit A attached hereto. In the event any Membership Interest is transferred in accordance with the provisions of this LLC Agreement, the transferee of such interest shall succeed to the Distribution Interest of the transferor to the extent it relates to the transferred interest.

                  (j) "Economic Interest" shall mean a Member's share of one or more of the Company's Net Profits, Net Losses, and distributions of the Company's assets pursuant to this LLC Agreement and the Act, but shall not include any right to participate in the management or affairs of the Company, including the right to vote on, consent to, or otherwise participate in any decision of the members of the Manager.

                  (k) "Fiscal Year" shall mean the Company's fiscal year corresponding to a calendar year.

                  (l) "Gross Asset Value" shall mean, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

                  (i) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the Manger.

                  (ii) The Gross Asset Value of all Company assets shall be adjusted to equal their respective gross fair market values, as determined by the Manger, as of the following times: (A) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (B) the distribution by the Company to a Member of more than a de minimis amount of property as consideration for an interest in the Company; and (C) the liquidation of the Company within the
                                    meaning             of              Treasury
                                    Regulationss.1.7041(b)(2)(ii)(g);  provided,
                                    however,   that   adjustments   pursuant  to
                                    clauses (A) and (B) above shall be made only
                                    if the Manager  reasonably  determines  that
                                    such    adjustments    are    necessary   or
                                    appropriate to reflect the relative Economic
                                    Interests of the Members in the Company.

                  (iii) The Gross Asset Value of any asset distributed to any Member shall be adjusted to equal the gross fair market value of such asset on the date of distribution as determined by the Members Management Committee.

                  (iv) The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to IRCss.734(b) or IRCss.7 43(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulationsss.1,304-1(b)(2)(iv)(m)
                                    and Sections 16.1(w)(vi) and 17.1(h) hereof,
                                    provided,  however,  that Gross Asset Values
                                    shall not be  adjusted  pursuant  to Section
                                    16.1  (k)(ii)  to  the  extent  the  Manager
                                    determines  that an  adjustment  pursuant to
                                    Section 16.1 (k)(iii) hereof is necessary or
                                    appropriate in connection with a transaction
                                    that  would   otherwise   result  in  an  ad
                                    adjustment    pursuant   to   this   Section
                                    16.1(k)(iv).

If the Gross Asset Value of an asset has been determined or adjusted pursuant to
Section 16.1(k)(i), Section 16.1 (k)(ii), or Section 16.1 (k)(iv) hereof, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

                  (m) "IRC" shall mean the Internal Revenue Code of 1986 or corresponding provisions of subsequent superseding federal revenue laws.

                  (n) "Member Nonrecourse Debt" shall mean the nonrecourse debt of a Member computed in accordance with Treasury Regulationss.1.704-2(b)(4).

                  (o) "Member Nonrecourse Debt Minimum Gain" shall mean an amount, with respect to each Member Nonrecourse Debt, equal to the Company

Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Treasury Regulation ss. 1. 704-2(i)(3).

                  (p) "Member Nonrecourse Deductions" shall mean the nonrecourse deductions computed in accordance with Treasury Regulationsss.1.704-2(i)(1) and ss.1.704-2(i)(2).

                  (q) "Membership Interest" shall mean a Member's entire interest in the Company including the Member's Economic Interest and the right to participate in the management of the business and affairs of the Company, including the right to vote on, consent to, or otherwise participate in any decision or action of or by the Members granted pursuant to this LLC Agreement and the Act. The Membership Interest created hereunder shall be a single series, without designation of separate classes or groups having relative rights, powers or duties among the Members.

                  (r) "Net Cash Flow" shall mean, with respect to any period, the gross cash proceeds from Company operations for such period less the sum of
(A) all Company costs, expenses, debt payments, capital improvements, replacements, and contingencies paid or incurred for such period and (B) a reserve for such costs, expenses, debt payments, capital improvements, replacements, and contingencies anticipated to become or be incurred during the 180 days next succeeding such period as determined by the Manager. "Net Cash Flow" shall not be reduced by depreciation, amortization, cost recovery deductions, or similar allowances, but shall be increased by any reductions to reserves previously established. In the event that the Manager is unable to approve the amount of said 180 days reserve, then on the first such occasion the amount of the 180 day reserve shall be equal to the average of the latest two 180 day reserves previously approved. With respect to the second and any subsequent occasions on which the Manager is unable to approve a 180 day reserve, there shall be no further quarterly distributions until the Manager approves a 180 day reserve amount.

                  (s) "Nonrecourse Deductions" shall mean nonrecourse deductions as defined in Treasury Regulationss.1. 704-2(b)(1).

                  (t) "Nonrecourse Liability" shall mean nonrecourse liability as defined in Treasury Regulation ss. 1.704-2(b )(3).

                  (u) "Percentage Interest" shall mean, with respect to any Member, the Percentage Interest set forth opposite such Member's name on Exhibit A attached hereto. In the event any Membership Interest is transferred in accordance with the provisions of this LLC Agreement, the transferee of such interest shall succeed to the Percentage Interest of the transferor to the extent it relates to the transferred interest.

                  (v) "Person" shall mean any individual, corporation, partnership (whether general or limited), limited liability company, trust, estate, association, custodian or nominee, and the heirs, executors, administrators, legal representatives, successors, and assigns of the "Person" when the context so permits.

                  (w) "Profits" and "Losses" shall mean, for each Fiscal Year, an amount equal to the Company's taxable income or loss for such Fiscal Year, determined in accordance with IRC ss.703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to IRC ss.703(a)(1) shall be included in taxable income or loss) with the following adjustments:

                  (i) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this Section 16.1(w) shall be added to such taxable income or loss;

                  (ii) Any expenditures of the Company described in IRC ss.705(a)(2)(B) or treated as IRC ss.705(a)(2)(B) expenditures pursuant to
                                    Treasury    Regulation    ss.   1.704-1   (b
                                    )(2)(iv)(i),  and not  otherwise  taken into
                                    account  in  computing   Profits  or  Losses
                                    pursuant to this Section 16.1(w) shall be subtracted from such taxable income or loss;

                  (iii) in the event the Gross Asset Value of any Company asset is adjusted pursuant to
                                    Section   16.1   (1)(ii)  or  Section   16.1
                                    (1)(iii)   hereof,   the   amount   of  such
                                    adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

                  (iv) Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

                  (v) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year, computed in accordance with Section 16. 1
                                    (h) hereof,

                  (vi) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to IRC ss.734(b) or IRCss.743(b) is required pursuant to Treasury Regulation ss.1.7041(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in complete liquidation of a Member's interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Profits or Losses; and

                  (vii)             Notwithstanding  any other provision of this
                                    Section  14(w),  a items which are specially
                                    allocated  pursuant  to Section  15.1 (other
                                    than  Section  15.1  (a))  or  Section  17.2
                                    hereof shall not be taken into account in computing Profits or Losses.

The amounts of the items of Company income, gain, loss, or deduction available to be specially allocated pursuant to Sections 15.1 and 15.2 hereof shall be determined by applying rules analogous to those set forth in Sections 14.1(w)(i) through 14.1(w)(vii) above.

                  (x) "Treasury Regulations" shall mean the proposed, temporary, and final regulations promulgated under the IRC in effect as of the date of filing the Company's Certificate of Formation, and the corresponding sections of any regulations subsequently issued that amend or supersede those regulations.


                                   ARTICLE XV
                             SPECIAL TAX ALLOCATION

                  15.1 SPECIAL ALLOCATIONS. The following special allocations shall apply:

                  (a)  Limitation on Losses.  The Losses  allocated  pursuant to
Section 8.2 hereof shall not exceed the maximum amount of Losses that can be so allocated without causing any Member to have a Deficit Capital Account at the end of any Fiscal Year. In the event some but not all of the Members would have Deficit Capital Accounts as a consequence of an allocation of Losses pursuant to
Section 8.2 hereof, the limitation set forth in this Section 8.2 shall be applied on a Member by Member basis so as to allocate the maximum permissible Losses to each Member under Treasury Regulation ss. 1.704-1 (b )(2)(ii)( d).

                  (b) Minimum Gain Chargeback. Except as otherwise provided in Treasury Regulationss.1.704-2(f), notwithstanding any other provision of this LLC Agreement, if there is a net decrease in Company Minimum Gain during any Fiscal Year, each Member shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Member's share of the net decrease in Company Minimum Gain, determined in accordance with Treasury Regulation ss. 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulation ss.1.704-2(f)(6) and ss.1.704-20)(2). This Section 17.1(b) is intended to comply with the minimum gain chargeback requirement in ss. 1.704-2(f) of the Treasury Regulation and shall be interpreted consistently therewith.

                  (c) Member Minimum Gain Chargeback. Except as otherwise provided in Treasury Regulation ss.1. 704-2(i)( 4), notwithstanding any other provision of this LLC Agreement, if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any Company Fiscal Year, each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Treasury Regulation ss. 1. 704-2(i)( 5), shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Member's share of the net decrease in Member Nonrecourse Debt Minimum Gain attributable to such
Member   Nonrecourse   Debt,   determined  in  accordance  with  Regulation  ss.
1.7042(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulation ss.1.704-2(i)(4) and ss.1.704-20)(2). This Section 17 ..1 (c) is intended to comply with the minimum gain chargeback requirement in Treasury Regulation ss. 1. 7042(i)( 4) and shall be interpreted consistently therewith.

                  (d) Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations or distributions described in ss. 1. 704-1 (b)(2)(ii)(d)(4), ss. 1.7041(b)(2)(ii)(d)(5), or ss.
1.704-1(b)(2)(ii)(d)(6) of the Treasury Regulation, items of Company income and gain shall be specially allocated to each such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulation, the Deficit Capital Account of such Member as quickly as possible, provided that an allocation pursuant to this Section 17 .1 (d) shall be made only if and to the extent that such Member would have a Deficit Capital Account after all other allocations provided for in this Article XVII have been tentatively made as if this Section 17.1(d) were not in this LLC Agreement.

                  (e) Gross Income Allocation. In the event any Member has a Deficit Capital Account at the end of any Fiscal Year, each such Member shall be specially allocated items of Company income and gain in the amount of such deficit as quickly as possible, provided that an allocation pursuant to this
Section 17.1 (e) shall be made only if and to the extent that such Member would have a Deficit Capital Account after all other allocations provided for in this LLC Agreement have been made as if Section 17 .1 (d) hereof and this Section
17.1 (e) were not in this LLC Agreement.

                  (f) Nonrecourse Deductions. Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Members in accordance with their Percentage Interests determined as of the first day of such Fiscal Year.

                  (g) Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulation ss.1.704-2(i)(1).

                  (h) IRCss.754 Adjustment. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to IRC ss.734(b) or IRC ss.743(b) is required, pursuant to Treasury Regulation ss.1.704-1(b)(2)(iv)(m)(2) or ss.1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of such Member's interest in the Company, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in accordance with their interests in the Company in the event Treasury Regulation ss. 1.7041 (b )(2)(iv)(m)(2) applies, or to the Members to whom such distribution was made in the event Treasury Regulation ss. 1.704-1(b)(2)(iv)(m)(4) applies.

                  (i) Allocations Relating to Taxable Issuance of Company Interests. Any income, gain, loss or deduction realized as a direct or indirect result of the issuance of an interest in the Company to a Member (the "Issuance Items") shall be allocated among the Members so that, to the extent possible, the net amount of such Issuance Items, together with all other allocations under this LLC Agreement to each Member, shall be equal to the net amount that would have been allocated to each such Member if the Issuance Items had not been realized.

                  15.2 CURATIVE ALLOCATIONS. The allocations set forth in Sections 15.1(b), 15.1(c), 15.1(d), 15.1(e), 15.1(f), 15.1(g) and 15.1(h) hereof
(the "Regulatory Allocations") are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other
Regulatory Allocations or with special allocations of other items of income, gain, loss or deduction pursuant to this Section 15.2.

                  15.3     OTHER ALLOCATION RULES.

                  (a) For purposes of determining the Profits, Losses, or any other items allocable to any period within a Fiscal Year, Profits, Losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Manager using any permissible method under IRC ss.706 and the Treasury Regulations thereunder, which takes into account the varying interests of the Members during each Fiscal Year.

                  (b) All  allocations  to the  Members  pursuant  to  this  LLC
Agreement shall, except as otherwise provided, be divided among them in proportion to their Percentage Interests.

                  (c) The Members are aware of the income tax consequences of the allocations made by this LLC Agreement and hereby agree to be bound by the provisions hereof in reporting their shares of Profits and Losses for income tax purposes.

                  (d)   Solely   for   purposes   of   determining   a  Member's
proportionate share of the "excess nonrecourse liabilities" of the Company, within the meaning of Treasury Regulation ss. 1.752-3(a)(3), the Members' interests in Profits are in accordance with their Percentage Interests.

                  (e) To the extent permitted by Treasury Regulationss.1. 704-2(h)(3), the Manager shall endeavor not to treat distributions of Net Cash Flow as having been made from the proceeds of a Nonrecourse Liability or a Member Nonrecourse Debt, but only to the extent that such distributions would cause or increase a Deficit Capital Account for any Member.

                  15.4     PRE-CONTRIBUTION GAIN ALLOCATIONS IRC SS.704(C)

                  (a) In accordance with IRC ss.704(c)(1)(A) and Treasury Regulation ss. 1.704-3, if a Member contributes property with a fair market value that differs from its adjusted basis at the time of contribution, income, gain, loss, and deductions for the property shall, solely for federal income tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of the property to the Company and its fair market value at the time of contribution.

                  (b) Pursuant to IRC ss.704(c)(1)(B), if any contributed property is distributed by the Company other than to the contributing Member within seven (7) years of being contributed, then, except as provided in IRC ss. 704(c)(2), the contributing Member shall, solely for federal income tax purposes and not for Capital Account purposes, be treated as recognizing gain or loss from the sale of the property in an amount equal to the gain or loss that would have been allocated to the Member under IRC ss.704(c)(1)(A) if the property had been sold at its fair market value at the time of the distribution.

                  (c) In the case of any distribution by the Company to a Member, the Member shall, solely for federal income tax purposes and not for Capital Account purposes, be treated as recognizing gain in an amount equal to the lesser of

                  (i) The excess, if any, of the fair market value of the property (other than money) received in the distribution over the adjusted basis of the Member's Membership Interest in the Company immediately before the distribution reduced (but not below zero) by the amount of money received in the distribution; or

                  (ii) The Net Pre-Contribution Gain (as defined in IRCss.737(b)) of the Member. The Net Pre-Contribution Gain means the net gain, if any, which would have been recognized by the distributee Member under IRCss.704(c)(1)(B) if all property which had been contributed to the Company within seven (7) years of the distribution, and is held by the Company immediately before the distribution, had been distributed by the Company to another Member. If any portion of the property distributed consists of property which had been contributed by the distributee Member to the Company, then the property shall not be taken into account under this Section 17.4(c)(ii) and shall not be taken into account in determining the amount of the Net Pre-Contribution Gain. If the property distributed consists of an interest in an entity, the preceding sentence shall not apply to the extent that the value of the interest is attributable to the property contributed to the entity after such interest had been contributed to the Company.

                  (d) In connection with a Capital Contribution of money or other property (other than a de minimis amount) by a new or existing Member or as consideration for an Economic Interest or Membership Interest, or in connection with the liquidation of the Company or a distribution of money or other property (other than a de minimis amount) by the Company to a retiring Member as consideration for an Economic Interest or Membership Interest, the Capital Accounts of the Members shall be adjusted to reflect a revaluation of Company property (including intangible assets) in accordance with Treasury Regulation ss.1.704-1(b)(2)(iv)(f). If under Treasury Regulation ss. 1.704-1 (b )(2)(iv)(f), Company property that has been revalued is properly reflected in the Capital Accounts and on the books of the Company at a book value that differs from the adjusted tax basis of the property, then depreciation, depletion, amortization and gain or loss with respect to such property shall be shared among the Members in a manner that takes account of the variation between the adjusted tax basis of such property and its book value, in the same manner as variations between the adjusted tax basis and fair market value of property contributed to the Company are taken into account in determining the Members' shares of tax items under IRC ss. 704( c).

                                   ARTICLE XVI
                            MISCELLANEOUS PROVISIONS

                  16.1 NOTICES. Any notice, demand, or communication required or permitted to be given by any provision of this LLC Agreement shall be deemed to have been sufficiently given or served for all purposes if delivered personally to the Person or to an officer of the Person to whom the same is directed or, if sent by registered or certified mail, postage and charges prepaid, addressed to the Member's and/or Company's address, as appropriate, which is set forth in this LLC Agreement or in Exhibit A hereto.

                  16.2 APPLICATION OF DELAWARE LAW; ENFORCEMENT. This LLC Agreement, and the application or interpretation hereof, shall be governed by the laws of the State of Delaware without regard to Delaware conflicts of laws principles. The Members agree that any action to interpret, apply or enforce the provisions of this LLC Agreement, or the duties, obligations or liabilities of the Company to the Members, or the duties, obligations or liabilities among Members and of Members to the Company, or the rights or powers of, or restrictions on, the Company or its Members, may be brought in the Court of Chancery of the State of Delaware.

                  16.3 WAIVER OF ACTION FOR PARTITION. Each Member irrevocably waives during the Term hereof any right to maintain any action for partition with respect to the property of the Company.

                  18.4 AMENDMENTS. This LLC Agreement may not be amended except by the unanimous written agreement of the Members.

                  16.5 EXECUTION OF ADDITIONAL INSTRUMENTS. Each Member hereby agrees to execute such other and further statements of interest and holdings, designations, powers of attorney, and other instruments necessary to comply with any laws, rules, or regulations.

                  16.6 CONSTRUCTION. Whenever the singular number is used in this LLC Agreement and when required by the context, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa. The use herein of the words "include," "includes" and "including" shall be by way of illustration only, and such words are used without limitation to matters enumerated or specified thereafter. The use of the words "hereto," "herein," "hereinafter," and "hereunder" refer to this LLC Agreement in its entirety.

                  16.7 HEADINGS. The headings in this LLC Agreement are for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent, or intent of this LLC Agreement or any of its provisions.

                  16.8 WAIVERS. The failure of any party to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this LLC Agreement shall not prevent a subsequent act, that would have originally constituted a violation, from having the effect of an original violation.

                  16.9 RIGHTS AND REMEDIES CUMULATIVE. The rights and remedies provided by this LLC Agreement are cumulative and the use of anyone right or remedy by any party shall not preclude or waive the right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance, or otherwise.

                  16.10 SEVERABILITY. If any provision of this LLC Agreement or its application to any person or circumstance shall be invalid, illegal, or unenforceable to any extent, the remainder of this LLC Agreement and its application shall not be affected and shall be enforceable to the fullest extent permitted by law.

                  16.11 SUCCESSORS, AND ASSIGNS. Each and all of the covenants, terms, provisions, and agreements contained in this LLC Agreement shall be binding upon and inure to the benefit of the Members and, to the extent permitted by this LLC Agreement, their respective successors, and assigns.

                  16.12 CREDITORS. None of the provisions of this LLC Agreement shall be for the benefit of or enforceable by any creditors of the Company.

                  16.13 COUNTERPARTS. This LLC Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the undersigned have executed this LLC Agreement as of the date first written above.

                                        GENERON IGS, INC.


                                        By: ________________________________



                                        SUPERIOR ENERGY, LLC.


                                        By: ________________________________

                                    EXHIBIT A
                      PERCENTAGE AND DISTRIBUTION INTERESTS


                          INTERNATIONAL SUPERIOR ENERGY



Member Name       Capital Account      Percentage Interest Distribution Interest
----------------- -------------------- ------------------- ---------------------

Superior              $80                       80                  80

Generon               $20                       20                  20

                                 Schedule 2.1(a)


None

                                 Schedule 2.1(b)

None